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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1/Amendment No. 238 to Registration Statement No. 333-137968/811-03365 of MetLife Investors USA Separate Account A on Form N-4 of our report dated March 31, 2006 relating to the financial statements of MetLife Investors USA Separate Account A and our report dated April 19, 2006 (October 19, 2006 as to Note 13) relating to the financial statements of MetLife Investors USA Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for certain non-traditional long duration contracts and separate accounts as required by new accounting guidance which became effective on January 1, 2004), both appearing in the Statement of Additional Information in such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
December 21, 2006